Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

          I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, 10-4 Corporation.

          DATED this 30th of June, 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:   CONRAD C. LYSIAK
        Conrad C. Lysiak